As filed with the Securities and Exchange Commission on November 10, 2009

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
FORM 8-A
For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or 12(g) of the
Securities Exchange Act of 1934
United States 12 Month Natural Gas Fund, LP
(Exact name of registrant as specified in its charter)
Delaware	26-0431733
(State of incorporation or organization)	(I.R.S. Employer Identification No.)
1320 Harbor Bay Parkway, Suite 145 Alameda, California	94502
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Units of United States 12 Month Natural Gas Fund, LP	NYSE Arca Inc.

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-144409

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of the Registrant's Securities to be Registered

The securities to be registered hereby are units of United States 12 Month Natural Gas Fund, LP (“US12NG”).  The description of the units contained in the sections entitled “The Units,” “Who is the General Partner?,” “What is the Plan of Distribution?” and “U.S. Federal Income Tax Considerations” in the Prospectus included in US12NG’s Registration Statement on Form S-1 (File No. 333-144409) filed with the Securities and Exchange Commission on July 6, 2007 as amended from time to time (the “Registration Statement”), is hereby incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2.	Exhibits

The following exhibits to this registration statement on Form 8-A are incorporated by reference from the documents specified which have been filed with the Securities and Exchange Commission.

Exhibit No.	Description
1	US12NG’s Form S-1 Registration Statement, as amended (Registration No. 333-144409), filed with the Securities and Exchange Commission on July 6, 2007 (incorporated herein by reference).
2	Amended and Restated Agreement of Limited Partnership, incorporated herein by reference to Exhibit 3.3 to US12NG’s Form S-1 Registration Statement filed on November 2, 2009.
3	Certificate of Limited Partnership of the Registrant, incorporated herein by reference to Exhibit 3.1 to US12NG’s Form S-1 Registration Statement filed on July 6, 2007.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: November 10, 2009
United States 12 Month Natural Gas Fund, LP

	By:	United States Commodity Funds LLC
its General Partner
	By:	/s/ Howard Mah
Howard Mah
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
1	US12NG’s Form S-1 Registration Statement, as amended (Registration No. 333-144409), filed with the Securities and Exchange Commission on July 6, 2007 (incorporated herein by reference).
2	Amended and Restated Agreement of Limited Partnership, incorporated herein by reference to Exhibit 3.3 to US12NG’s Form S-1 Registration Statement filed on November 2, 2009.
3	Certificate of Limited Partnership of the Registrant, incorporated herein by reference to Exhibit 3.1 to US12NG’s Form S-1 Registration Statement filed on July 6, 2007.